Prudential Private Capital 2200 Ross Avenue, Suite 4300W, Dallas, TX 75201 Tele 214 720-6200 A business of PGIM, Inc.

July 29, 2021

MGP Ingredients, Inc.
100 Commercial Street
Atchison, KS 66002

Notice of Shelf Notes Upsize Authorization

Ladies and Gentlemen:

    MGP Ingredients, Inc., a Kansas corporation (the “Company”), PGIM, Inc. (“Prudential”), and holders of Notes (as defined in the below described Note Agreement) (the “Noteholders”) are parties to a Note Purchase and Private Shelf Agreement dated as of August 23, 2017 (as amended by the First Amendment to Note Purchase and Private Shelf Agreement dated as of February 14, 2020, the Second Amendment to Note Purchase and Private Shelf Agreement dated as of September 30, 2020, the Third Amendment to Note Purchase and Private Shelf Agreement dated as of January 25, 2021, and the Fourth Amendment to Note Purchase and Private Shelf Agreement dated as of May 14, 2021, the “Note Agreement”; capitalized terms not otherwise defined in this Letter have the same meanings as specified in the Note Agreement).

This Letter serves to provide notice pursuant to Section 1.2 of the Note Agreement that Prudential has authorized an increase in the amount of Shelf Notes from $105,000,000 to $140,000,000. The stated increase in authorized Shelf Notes is effective as of July 29, 2021.

                        Sincerely,

PGIM, INC.

By: /s/ Jason Hartman
Vice President